Exhibit 99.1

news release

Contacts:
Phoenix Technologies Ltd. Randall Bolten, SVP & CFO 408-570-1000	Sapphire Investor Relations, LLC Maria Riley 408-570-1319
Investor_Relations@phoenix.com	Investor_Relations@phoenix.com

Phoenix Technologies Ltd. Reports Fiscal Third Quarter Financial Results

MILPITAS, CA: July 20, 2005 — Phoenix Technologies Ltd. (NASDAQ: PTEC) today reported its fiscal third quarter 2005 financial results.

For the fiscal quarter ended June 30, 2005, the Company announced revenue of $24.2 million, operating income of $1.8 million, and net income of $1.0 million, or $0.04 per diluted share. These figures compare to revenue of $27.0 million, operating income of $4.7 million, and net income of $3.0 million, or $0.12 per diluted share, in the quarter ended March 31, 2005. The comparable results in the year-earlier period ended June 30, 2004 were revenue of $23.1 million, operating income of $1.6 million, and net income of $912,000, or $0.04 per share. Revenue from new businesses, which include PC applications and total revenues from non-PC devices, accounted for $9.1 million, or 38% of total revenue, compared to $9.0 million, or 33% in the previous quarter and $5.9 million, or 26% in the year-earlier quarter.1

“We continue to make progress in executing our strategic vision as revenue from the new business areas grows and our presence in the world of non-PC devices expands,” said Albert E. Sisto, Chairman and CEO. “We are encouraged by the traction we see in the marketplace for our new products, which was best demonstrated by reaching a new milestone in quarterly sales for our security products.”

“Although we would have liked to achieve our total revenue target, the shortfall was principally in our core business – Core System Software for PCs and servers – where we undertook aggressive activities to build market share with existing customers,” continued Mr. Sisto. “Also, the financial health of the Company continues to strengthen as we had solid improvements in cash, accounts receivable, and deferred revenues.”

The Company’s cash and short–term investments as of June 30, 2005, were $72.4 million, compared to $58.9 million at March 31, 2005. Operating expenses were $18.0 million, compared to $18.0 million in the quarter ended March 31, 2005 and $17.8 million for the quarter ended June 30, 2004.

The Company will conduct its regularly scheduled financial announcement conference call on Wednesday, July 20, 2005, at 1:30 p.m. PDT. Investors are invited to listen to a live audio web cast of Phoenix’s quarterly conference call on the investor relations section of the Company’s website at www.phoenix.com. A replay of the web cast will be available approximately 30 minutes after the conclusion of the call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until Monday, July 25, 2005 at 9:00 p.m. PDT and can be accessed by dialing 800-642-1687 or 706-645-9291 and entering conference number 7617967.

1.	The Company has reclassified some historical PC-related revenue from core system software to applications to correct a previous classification.

About Phoenix

Phoenix Technologies develops a complete product suite of Core System Software, tools and applications to deliver trusted, seamless computing to digital devices for an Internet-connected world. Phoenix Technologies helped launch the PC industry over 25 years ago. Today, the company is extending its leadership and knowledge at the core of machines, beyond the PC to a wide range of platforms and devices.

Phoenix Core System Software has set the standard for the world’s leading branded PC OEMs and their global network of supply chain and software partners. Today, Phoenix solutions define, identify and restore the world’s best-known systems. These solutions are built into the device core, where they are protected from viruses, user errors, hackers and corruption. Phoenix is headquartered in Milpitas, Calif. (Silicon Valley), with offices worldwide in global business and technology centers. For more information, visit www.phoenix.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. All forward-looking statements included in this document are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward looking statement. Factors that could cause actual results to differ materially from those in the forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Form 10-K, filed December 27, 2004.

Phoenix, Phoenix Technologies and the Phoenix Technologies logo and TrustedCore, are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other trademarks are the property of their respective owners.

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2005	September 30, 2004
Assets
Current assets:
Cash and cash equivalents	$47,489	$38,898
Short-term investments available for sale	24,939	20,925
Accounts receivable, net	26,064	23,871
Other current assets	4,509	6,268

Total current assets	103,001	89,962

Property and equipment, net	4,637	4,519
Computer software costs, net	5,407	7,922
Goodwill, net	13,933	13,433
Intangible assets, net	385	437
Other assets	2,706	4,612

Total assets	$130,069	$120,885

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,996	$2,188
Accrued compensation and related liabilities	5,983	5,535
Deferred revenue	8,988	9,642
Income taxes payable	2,410	3,136
Other accrued liabilities	3,722	3,765

Total current liabilities	23,099	24,266

Long-term obligations	3,527	3,590

Total liabilities	26,626	27,856

Stockholders’ equity:
Preferred stock	—	—
Common stock	33	32
Additional paid-in capital	183,394	180,525
Retained earnings	11,045	4,793
Accumulated other comprehensive loss	(586)	(1,878)
Less: Cost of treasury stock	(90,443)	(90,443)

Total stockholders’ equity	103,443	93,029

Total liabilities and stockholders’ equity	$130,069	$120,885

PHOENIX TECHNOLOGIES, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2005	2004	2005	2004
Revenues	$24,183	$23,100	$77,403	$62,272
Cost of revenues	4,371	3,723	12,935	11,379

Gross Margin	19,812	19,377	64,468	50,893

Operating expenses:
Research and development	5,123	5,810	15,068	16,818
Sales and marketing	8,964	8,354	26,963	24,102
General and administrative	3,877	3,360	11,506	9,585
Amortization of acquired intangible assets	17	17	52	51
Stock-based compensation	58	72	190	177
Restructuring and related charges	—	199	—	139

Total operating expenses	18,039	17,812	53,779	50,872

Income (loss) from operations	1,773	1,565	10,689	21

Interest and other income (expense), net	(180)	239	(922)	(128)

Income (loss) before income taxes	1,593	1,804	9,767	(107)

Income tax expense	573	892	3,516	2,025

Net income (loss)	$1,020	$912	$6,251	$(2,132)

Income (loss) per share:
Basic	$0.04	$0.04	$0.25	$(0.09)
Diluted	$0.04	$0.04	$0.24	$(0.09)
Shares used in income (loss) per share calculation:
Basic	24,893	24,471	24,759	24,413
Diluted	25,781	24,814	25,623	24,413

PHOENIX TECHNOLOGIES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended June 30,
	2005	2004
Cash flows from operating activities:
Net income (loss)	$6,252	$(2,133)
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	4,907	5,594
Stock-based compensation	190	177
Loss from disposal of fixed assets	—	268
Deferred income tax	370	(5)

Change in operating assets and liabilities:
Accounts receivable	(2,193)	2,165
Prepaid royalties and maintenance	1,714	1,973
Other assets	1,954	412
Accounts payable	(193)	87
Accrued compensation and related liabilities	448	(2,651)
Deferred revenue	(654)	10,900
Income taxes	(1,099)	33
Accrued restructuring charges	(544)	(607)
Other accrued liabilities	439	(396)

Net cash provided by operating activities	11,591	15,817

Cash flows from investing activities:
Proceeds from sale of investments	139,226	143,122
Purchases of investments	(143,240)	(143,144)
Proceeds from the sale of fixed assets	—	38
Purchases of property and equipment	(2,459)	(1,028)
Acquisition of businesses, net of cash acquired	(500)	(500)

Net cash used in investing activities	(6,973)	(1,512)

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	2,681	1,191

Net cash provided by financing activities	2,681	1,191

Effect of exchange rate changes on cash and cash equivalents	1,292	(43)

Net increase in cash and cash equivalents	8,591	15,453
Cash and cash equivalents at beginning of period	38,898	26,601

Cash and cash equivalents at end of period	$47,489	$42,054